UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 30, 2017

EXPEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
333 108th Avenue NE
Bellevue, Washington 98004
(Address of principal executive offices) (Zip code)
(425) 679-7200
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 5, 2017, Expedia, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) reporting that Dara Khosrowshahi had resigned as the Company’s President and Chief Executive Officer, effective August 31, 2017, and would continue to serve as a member of the Board of Directors of the Company (the “Board”) and that the Board had (i) appointed Mark D. Okerstrom, the Company’s Executive Vice President of Operations and Chief Financial Officer, to serve as President and Chief Executive Officer of the Company, effective as of August 31, 2017, (ii) appointed Alan Pickerill, the Company’s Senior Vice President, Investor Relations and Treasurer, to serve as Executive Vice President and Chief Financial Officer, effective as of August 31, 2017, and (iii) expanded the Board size from fourteen to fifteen members and elected Mr. Okerstrom to fill the newly-created directorship.

On September 15, 2017, the Compensation and Section 16 Committees of the Board approved new compensation arrangements for Messrs. Okerstrom, Pickerill and Khosrowshahi. This filing is being made to amend the Original 8-K to include the following information regarding these new compensation arrangements:

Arrangements with Mark D. Okerstrom

On September 15, 2017, the Company entered into a new, long-term Employment Agreement with Mark D. Okerstrom, the Company’s Chief Executive Officer and President (the “Okerstrom Employment Agreement”), which is effective as of September 15, 2017 and has a term that expires on September 15, 2021.

Compensation. Under the terms of the Okerstrom Employment Agreement, Mr. Okerstrom will receive a base salary of $1,000,000. Mr. Okerstrom will also be entitled to receive an annual discretionary bonus.

Severance. Upon a termination of Mr. Okerstrom’s employment by the Company without cause (other than by reason of his death or disability) or by Mr. Okerstrom for good reason, subject to his execution and non-revocation of a release and compliance with the restrictive covenants described below:

•
the Company will continue to pay his base salary through the longer of (i) the completion of the term of the Okerstrom Employment Agreement, subject to a maximum of 36 months and (ii) twelve months; provided that such payments will be offset by any amount earned by Mr. Okerstrom from another employer during such time period;

•
except as described under “Equity Grants” with respect to the Performance Stock Option (defined below) granted on September 15, 2017, and with respect to Mr. Okerstrom’s March 2016 Company stock option grants, which have special vesting terms, all equity held by Mr. Okerstrom that otherwise would have vested during the twelve-month period following termination of employment will accelerate; provided that any equity awards that vest less frequently than annually shall be treated as though such awards vested annually;

•
Mr. Okerstrom will have eighteen months following the date of termination to exercise any vested stock options granted by the Company (including stock options accelerated pursuant to the terms of the Okerstrom Employment Agreement) or, if earlier, through the scheduled expiration date of the options; and

•
the Company will pay Mr. Okerstrom in a lump sum an amount equal to 12 months of monthly premiums of group health plan continuation coverage under COBRA at the level of coverage in which Mr. Okerstrom participated.

Restrictive Covenants. Mr. Okerstrom will be restricted from competing with the Company and from soliciting Company employees and business partners during the eighteen-month period following his termination of employment for any reason.

Equity Grants. In connection with Mr. Okerstrom entering into the Okerstrom Employment Agreement, the Section 16 Committee of the Board also approved the following long-term equity awards to Mr. Okerstrom:

•
an award of 300,000 Company stock options that vest in equal installments on the first four anniversaries of the date of grant, subject to Mr. Okerstrom’s continued employment with the Company (the “Service-Based Options”);

•
an award of 300,000 Company stock options that are subject to Mr. Okerstrom’s continued employment with the Company and satisfaction of a stock price goal of $200 (a 40.7% increase to the closing price of Expedia’s common stock on the date of grant), measured on the basis of the average of the closing prices of the Company’s common stock for either the six or twelve-month period immediately preceding September 15, 2021 (the “Performance-Based Options”); and

•
an award of 25,000 Company restricted stock units that vest on September 15, 2021, subject to continued employment through the applicable vesting date and satisfaction of either (i) a performance goal relating to worldwide hotel room night bookings, or (ii) a performance goal relating to an increase in the Company’s stock price (“Service-Based RSUs”).

The exercise price for the Service-Based Options and the Performance-Based Options is $142.13, and each Company stock option has a seven-year term.

Upon a termination of Mr. Okerstrom’s employment by the Company without cause (other than by reason of his death or disability) or resignation by Mr. Okerstrom for good reason, (i) the Performance-Based Option will vest on a pro-rated basis for each full month from the date of grant to the first anniversary of the termination date, subject to the achievement of the stock price goal, (ii) that portion of the Service-Based Option that would have vested during the twelve-month period following termination of employment will accelerate, and (iii) that portion of the Service-Based RSU that would have vested during the twelve-month period following termination of employment will accelerate (treating the award as if it vested pro-rata on an annual basis over four years).

In the event of a Change in Control (as defined in the Fourth Amended and Restated Expedia, Inc. 2005 Stock and Annual Incentive Plan), each of the Performance-Based Option, the Service-Based Option and the Service-Based RSU will vest in full.

Arrangements with Alan Pickerill

On September 15, 2017, the Company entered into a new, long-term Employment Agreement with Alan Pickerill, the Company’s Executive Vice President and Chief Financial Officer (the “Pickerill Employment Agreement”), which is effective as of September 15, 2017 and has a term that expires on September 15, 2020.

Compensation. Under the terms of the Pickerill Employment Agreement, Mr. Pickerill will receive a base salary of $450,000. Mr. Pickerill will also be entitled to receive an annual discretionary bonus with an annual target bonus equal to 80% of his base salary.

Severance. Upon a termination of Mr. Pickerill’s employment by the Company without cause (other than by reason of his death or disability) or by Mr. Pickerill for good reason, subject to his execution and non-revocation of a release and compliance with the restrictive covenants described below:

•
the Company will continue to pay his base salary through the longer of (i) the completion of the term of the Pickerill Employment Agreement and (ii) twelve months; provided that such payments will be offset by any amount earned by Mr. Pickerill from another employer during such time period;

•
all Company equity held by Mr. Pickerill that otherwise would have vested during the twelve-month period following termination of employment will accelerate; provided that any Company equity awards that vest less frequently than annually shall be treated as though such awards vested annually;

•
Mr. Pickerill will have eighteen months following such date of termination to exercise any vested stock options granted by the Company (including stock options accelerated pursuant to the terms of the Pickerill Employment Agreement) or, if earlier, through the scheduled expiration date of the options; and

•
the Company will pay Mr. Pickerill in a lump sum an amount equal to 12 months of monthly premiums of group health plan continuation coverage under COBRA at the level of coverage in which Mr. Pickerill participated.

Restrictive Covenants. Mr. Pickerill will be restricted from competing with the Company and from soliciting Company employees and business partners during the eighteen-month period following his termination of employment for any reason.

Equity Grants. In connection with Mr. Pickerill’s entering into the Pickerill Employment Agreement, the Section 16 Committee of the Board approved an award of 50,000 Company stock options that vest in equal installments on the first four anniversaries of the date of grant, subject to Mr. Pickerill’s continued employment with the Company.

Arrangements with Dara Khosrowshahi

As previously announced, Mr. Khosrowshahi resigned as the Company’s President and Chief Executive Officer, effective August 31, 2017, and continues to serve as a member of the Board. On September 20, 2017, the Company and Mr. Khosrowshahi entered into an equity treatment agreement (the “DK ETA”) governing the treatment of Company equity awards held by Mr. Khosrowshahi as of August 31, 2017.

The material terms of the DK ETA are as follows:

•	Mr. Khosrowshahi has forfeited the following unvested Company stock options:

o	Company stock option for 1,600,000 shares, with a $95/share exercise price, scheduled to vest in equal installments on March 31, 2018 and March 31, 2020; and

o	Company stock option for 780,000 shares, with a $95/share exercise price, scheduled to vest on September 30, 2020, subject to satisfaction of a $170/share Company stock price goal.

•	Mr. Khosrowshahi retains the following unvested Company stock options, which will vest on the original vesting schedules, subject to Mr. Khosrowshahi’s continued service a member of the Board:

o	Company stock option for 50,000 shares, with a $78.52/share exercise price, scheduled to vest on February 26, 2018;

o	Company stock option for 125,000 shares, with a $91.75/share exercise price, scheduled to vest in equal installments on February 27, 2018 and February 27, 2019; and

o	Company stock option for 320,000 shares, with a $95/share exercise price, scheduled to vest on September 30, 2020, subject to satisfaction of a $170/share Company stock price goal.

•
Mr. Khosrowshahi may exercise any vested Company stock options until the earlier of (i) one year following the date that Mr. Khosrowshahi ceases to be a member of the Board, and (ii) the applicable expiration date of such Company stock option. The exercise of any vested Company stock options by Mr. Khosrowshahi may, at the election of Mr. Khosrowshahi, be settled on a net basis.

•	Until the date of his departure from the Board, Mr. Khosrowshahi will retain a minimum of 287,715 Company shares, exclusive of Company shares underlying Company stock options.

The descriptions of the Okerstrom Employment Agreement, the Okerstrom Performance-Based Option, the Pickerill Employment Agreement and the DK ETA are qualified in their entirety by reference to the full text of those agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, herewith and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement between Mark Okerstrom and Expedia, Inc., effective September 15, 2017

10.2	Stock Option Agreement between Mark Okerstrom and Expedia, Inc., effective September 15, 2017 (Performance Options)

10.3	Employment Agreement between Alan Pickerill and Expedia, Inc., effective September 15, 2017

10.4	Equity Treatment Agreement between Dara Khosrowshahi and Expedia, Inc., effective September 20, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDIA, INC.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Executive Vice President, General Counsel and Secretary

Date: September 21, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between Mark Okerstrom and Expedia, Inc., effective September 15, 2017

10.2	Stock Option Agreement between Mark Okerstrom and Expedia, Inc., effective September 15, 2017 (Performance Options)

10.3	Employment Agreement between Alan Pickerill and Expedia, Inc., effective September 15, 2017

10.4	Equity Treatment Agreement between Dara Khosrowshahi and Expedia, Inc., effective September 20, 2017